--------------------------------------------------------------------------------

                                THIRD AMENDMENT


                                       TO


                                CREDIT AGREEMENT


                                     AMONG


                          BELDEN & BLAKE CORPORATION,

                         THE CANTON OIL & GAS COMPANY,

                              PEAKE ENERGY, INC.,

                          WARD LAKE DRILLING, INC.,

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                      AND

                                    NBD BANK


                          EFFECTIVE AS OF MAY 25, 1995

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                Page
ARTICLE I           DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . .    1
         1.1        Terms Defined Above   . . . . . . . . . . . . . . . . . . .    1
         1.2        Terms Defined in Agreement  . . . . . . . . . . . . . . . .    1
         1.3        References  . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.4        Articles and Sections   . . . . . . . . . . . . . . . . . .    2
         1.5        Number and Gender   . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II          AMENDMENT OF AGREEMENT  . . . . . . . . . . . . . . . . . .    2
         2.1        Amendment of Section 1.2  . . . . . . . . . . . . . . . . .    2
         2.2        Amendment of Section 2.1  . . . . . . . . . . . . . . . . .    4
         2.3        Amendment of Section 2.3  . . . . . . . . . . . . . . . . .    6
         2.4        Amendment of Section 2.5  . . . . . . . . . . . . . . . . .    6
         2.5        Amendment of Section 2.7  . . . . . . . . . . . . . . . . .    6
         2.6        Amendment of Section 2.9  . . . . . . . . . . . . . . . . .    7
         2.7        Amendment of Section 2.11   . . . . . . . . . . . . . . . .    8
         2.8        Amendment of Section 2.13   . . . . . . . . . . . . . . . .    8

ARTICLE III         CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.1        Receipt of Documents  . . . . . . . . . . . . . . . . . . .    9
         3.2        No Material Adverse Change  . . . . . . . . . . . . . . . .    9
         3.3        No Default or Event of Default  . . . . . . . . . . . . . .    9
         3.4        Accuracy of Representations and Warranties  . . . . . . . .    9
         3.5        Additional Matters  . . . . . . . . . . . . . . . . . . . .    9

ARTICLE IV          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . .   10

ARTICLE V           RATIFICATION  . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE VI          MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . .   10
         6.1        Scope of Amendment  . . . . . . . . . . . . . . . . . . . .   10
         6.2        Agreement as Amended  . . . . . . . . . . . . . . . . . . .   10
         6.3        Successors and Assigns; Rights of Third Parties   . . . . .   10
         6.4        Further Assurances  . . . . . . . . . . . . . . . . . . . .   11
         6.5        GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . .   11
         6.6        ENTIRE AGREEMENT; NO ORAL AGREEMENTS  . . . . . . . . . . .   11
         6.7        JURISDICTION AND VENUE  . . . . . . . . . . . . . . . . . .   11
         6.8        WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES   . . .   11

                      THIRD AMENDMENT TO CREDIT AGREEMENT
                      -----------------------------------

                 This THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is made and entered into effective as of May 25, 1995, by and among BELDEN & BLAKE CORPORATION, an Ohio corporation ("BBC"), THE CANTON OIL & GAS COMPANY, an Ohio corporation ("COG"), PEAKE ENERGY, INC., a Delaware corporation ("PEAKE ENERGY"), WARD LAKE DRILLING, INC., a Michigan corporation ("WARD LAKE;" with BBC, COG and Peake Energy each a "BORROWER" and collectively, the "BORROWERS"), BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("BANK ONE"), and NBD BANK, a Michigan banking corporation, formerly known as NBD Bank, N.A., a national banking association ("NBD;" with Bank One, together with each financial institution that becomes a party hereto or entitled to benefits and subject to obligations hereunder subsequent to the date hereof, each a "LENDER" and collectively, the "LENDERS"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity and together with any successors designated pursuant hereto, the "AGENT").

                             W I T N E S S E T H:
                             -------------------

                 WHEREAS, BBC, COG, Peake Energy, Peake Operating Company, and the Lenders did execute and exchange counterparts of the Credit Agreement dated November 15, 1993, as amended by the First Amendment to Credit Agreement dated August 1, 1994, by and among BBC, COG, Peake Energy, and the Lenders and the Second Amendment to Credit Agreement dated as of March 29, 1995, by and among the parties hereto (collectively, the "AGREEMENT"), pursuant to which the Lenders have extended credit to the Borrowers; and

                 WHEREAS, the parties to the Agreement desire to amend the Agreement in the particulars hereinafter set forth;

                 NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Amendment and the Agreement, the parties hereto agree as follows:


                                   ARTICLE I
                                   ---------

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

              1.1 TERMS DEFINED ABOVE. As used herein, each of the terms "AGENT," "AGREEMENT," "AMENDMENT," "BANK ONE," "BBC," "BORROWER," "BORROWERS," "COG," "LENDER," "LENDERS," "NBD," "PEAKE ENERGY," and "WARD LAKE" shall have the meaning assigned to such term hereinabove.

              1.2 TERMS DEFINED IN AGREEMENT. As used herein, each term defined in the Agreement shall have the meaning assigned to such term in the Agreement, unless expressly provided herein to the contrary.

              1.3 REFERENCES. References in this Amendment to Article or Section numbers shall be to Articles and Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

              1.4 ARTICLES AND SECTIONS. This Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

              1.5 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                   ARTICLE II
                                   ----------

                             AMENDMENT OF AGREEMENT
                             ----------------------

                 Each of the Borrowers, the Lenders, and the Agent hereby amend the Agreement in the following particulars, effective as of and after the effective date of this Amendment:

              2.1 AMENDMENT OF SECTION 1.2. Section 1.2 of the Agreement is amended as follows:

                 (a) The following definitions are hereby amended to read as follows:

                          "ADJUSTED LIBO RATE" shall mean, for any LIBO Rate
                 Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the sum of the LIBO Rate for such Loan PLUS the Applicable Margin for such Loan, but in no event exceeding the Highest Lawful Rate.

                          "BORROWING BASE" shall mean, at any time, the sum of
                 the Tranche A Borrowing Base then in effect and the Tranche B Borrowing Base then in effect.

                          "COMMITMENT AMOUNT" shall mean the sum of the Tranche
                 A Commitment Amount and the Tranche B Commitment Amount.

                          "COMMITMENT TERMINATION DATE" shall mean March 31,
                 1999.

                          "FLOATING RATE" shall mean, for any Floating Rate
                 Loan, an interest rate per annum equal to the Base Rate from time to time in effect, plus the Applicable Margin for such Loan, but in no event exceeding the Highest Lawful Rate.

                          "NOTES" shall mean the promissory notes of the
                 Borrowers to each Lender evidencing Indebtedness with respect to Loans made by such Lender to the Borrowers, each in the form attached to the Third Amendment to this Agreement as Exhibit A, with appropriate insertions, together with any and all renewals, extensions for any period, increases and rearrangements thereof.

                 (b) The following definitions are hereby added to read as follows:

                          "APPLICABLE MARGIN"  shall mean (a) as to each
                 Floating Rate Loan which is (i) a Tranche A Loan, one-fourth percent (1/4%), except (A) if any Indebtedness is outstanding as a Tranche B Loan, the margin shall be one-half percent (1/2%) and (B) if all Tranche B Loans have been repaid and/or the Lenders have no further obligation to make Tranche B Loans, the margin shall be zero or (ii) a Tranche B Loan, one percent (1%) or (b) as to each LIBO Rate Loan which is (i) a Tranche A Loan, two percent (2%), except that if any Indebtedness is outstanding as a Tranche B Loan or the Lenders have any obligation to make Tranche B Loans, the margin shall be two and one-half percent (2-1/2%), or (ii) a Tranche B Loan, three percent (3%).

                          "QUAKER STATE PROPERTIES" shall mean the Oil and Gas
                 Properties to be acquired by BBC pursuant to that certain Purchase and Sale Agreement by and between BBC, Quaker State Corporation and QSE&P, Inc. and located in Ohio, Pennsylvania, New York and West Virginia.

                          "TRANCHE A BORROWING BASE" shall mean at any time,
                 the amount determined by the Required Lenders in accordance with Section 2.7 and then in effect pursuant to the terms of
                 Section 2.7.

                          "TRANCHE A COMMITMENT AMOUNT" shall mean (a) the
                 amount of $81,000,000, $21,000,000 of which will be available upon and after the acquisition of the Quaker State Properties but not prior thereto, or (b) such higher amount as determined by the Lenders from time to time, which higher amount shall become effective upon written notification thereof to the Borrowers from the Lenders.

                          "TRANCHE A LOAN" shall mean any Loan made by any
                 Lender to the Borrowers pursuant to Section 2.1(a)(i).

                          "TRANCHE B BORROWING BASE" shall mean, at any time,
                 the amount determined by the Required Lenders in accordance with Section 2.7 and then in effect pursuant to the terms of
                 Section 2.7.

                          "TRANCHE B COMMITMENT AMOUNT" shall mean (a) zero,
                 (b) upon and after the acquisition of the Quaker State Properties, the amount of $22,000,000, as such amount is reduced pursuant to Section 2.1(d), or (c) such higher amount as determined by the Lenders from time to time, which higher amount shall become effective upon written notification thereof to the Borrowers from the Lenders.

                          "TRANCHE B LOAN" shall mean any Loan made by any
                 Lender to the Borrowers pursuant to Section 2.1(a)(ii).

              2.2 AMENDMENT OF SECTION 2.1. Section 2.1 of the Agreement is hereby amended to read as follows:

                        "2.1      REVOLVING LINE OF CREDIT.  (a) Upon the terms
         and conditions (including, without limitation, the right of the Lenders to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, each Lender, severally and not jointly, agrees, (i) during the Commitment Period, to make Tranche A Loans, and
         (ii) during the period from and including the date of the acquisition of the Quaker State Properties to but not including October 15, 1997, to make Tranche B Loans, in immediately available funds at the

         Principal Office, to the Borrowers from time to time on any Business Day designated by the Borrowers following receipt by the Agent of a Request for Advance in an amount equal to such Lender's Commitment Percentage of the requested Loan; PROVIDED, HOWEVER, that (i) the Loan Balance shall not exceed the lesser of the Commitment Amount or the Borrowing Base then in effect, (ii) the Loan Balance plus the outstanding principal balance of the Senior Notes shall not exceed the Borrowing Base then in effect, (iii) the outstanding principal amount of all Tranche A Loans shall not exceed the lesser of the Tranche A Commitment Amount or the Tranche A Borrowing Base, (iv) the outstanding principal amount of all Tranche B Loans shall not exceed the lesser of the Tranche B Commitment Amount or the Tranche B Borrowing Base, (v) the outstanding principal amount of all Loans by any Lender to the Borrowers shall not exceed an amount equal to the Commitment Percentage of such Lender multiplied by the lesser of the Commitment Amount or the Borrowing Base then in effect, (vi) no Loan shall exceed the then existing Available Commitment, (vii) no borrowing, conversion, or prepayment of principal of Loans, except for prepayments made pursuant to Section 2.9, shall be in an amount less than $100,000 and (viii) if Tranche B is not drawn upon in connection with the acquisition of the Quaker State Properties, the Commitment with regard to the entire Tranche B shall terminate and be of no further force and effect until such time, if at all, as it is reinstated in writing, signed by all the parties hereto.

                          (b) Subject to the terms of this Agreement, the Borrowers may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a LIBO Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $100,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

                          (c) The Loans shall be made and maintained at the Principal Office and shall be evidenced by the Notes.

                          (d) Commencing on September 1, 1995 and continuing thereafter on the first day of each calendar month through October 1, 1997, the Tranche B Commitment

         Amount shall be reduced by the amount of $1,725,000; PROVIDED, HOWEVER, the Lenders may at their discretion redetermine the amount by which the Tranche B Commitment Amount shall be reduced each calendar month in connection with each redetermination of the Tranche B Borrowing Base or otherwise at any time and from time to time and such redetermined reducing amount shall become effective upon verbal notification thereof to the Borrowers (subsequently confirmed in writing) and shall remain in effect until the next subsequent redetermination.

                          (e) The Borrowers' obligation to pay, and the Lenders' right to receive payment of the Tranche B Loans is expressly subordinate and junior to the prior payment in full of all other Obligations and the Senior Notes; PROVIDED, HOWEVER, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may repay the Tranche B Loans according to the terms of this Agreement."

              2.3 AMENDMENT OF SECTION 2.3. Section 2.3 of the Agreement is hereby amended to read as follows:

                 "2.3     USE OF LOAN PROCEEDS AND LETTERS OF CREDIT.  (a)
         Proceeds of Tranche A Loans shall be used by the Borrowers for the acquisition and development of Oil and Gas Properties, the acquisition of businesses or assets related to the oil and gas business of any Borrower, and to provide general working capital.

                 (b) Proceeds of Tranche B Loans shall be used by the Borrowers for the acquisition of the Quaker State Properties and any other purpose set forth in subsection (a) above.

                 (c) Letters of Credit shall be used for general corporate purposes; provided, however, no Letter of Credit may be used in lieu of or in support of stay or appeal bonds."

              2.4         AMENDMENT OF SECTION 2.5.  The third sentence of
Section 2.5 of the Agreement is hereby amended to read as follows:

                 "The Loan Balance of each Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Commitment Termination Date; PROVIDED, HOWEVER, the portion of the Loan Balance evidencing Tranche B Loans, together with all accrued and unpaid interest thereon, shall be due and payable on or before October 15, 1997."

              2.5 AMENDMENT OF SECTION 2.7. Section 2.7 of the Agreement is hereby amended in its entirety to read as follows:

                 "2.7 BORROWING BASE DETERMINATIONS. (a) The Tranche A Borrowing Base is acknowledged by each Borrower and each Lender to be $95,000,000. The Tranche B Borrowing Base is acknowledged by each Borrower and each Lender to be zero. Each Borrower and each Lender acknowledge that, after the acquisition of the Quaker State Properties, the Tranche A Borrowing Base shall be $116,000,000 and the Tranche B Borrowing Base shall be $22,000,000.

                      (b) Each Borrowing Base shall be redetermined by the Lenders semi-annually on the basis of information supplied by the Borrowers in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, Financial Statements, and all other information available to the Lenders. Notwithstanding the foregoing, any two Lenders may, in their discretion, require that a redetermination of either Borrowing Base be made at any time and from time to time. Upon such a requirement by any two Lenders, such redetermination shall be made by the Lenders as otherwise provided in this Section.

                      (c) Upon each determination of either Borrowing Base as provided in this Section, the Agent shall notify the Borrowers verbally (confirming such notice promptly in writing) of such determination, and the Borrowing Base so communicated shall become effective upon such verbal notification and shall remain in effect until the next subsequent determination of such Borrowing Base.

                      (d) Each Borrowing Base shall represent the lowest amount among the Lenders based upon the determination by each of the Lenders, in its sole discretion and in accordance with its standard engineering and lending policies and practices customary for loans of this nature, of the value, for loan purposes, of the Oil and Gas Properties of the Borrowers which are unencumbered by Liens other than Liens existing at any time for the benefit of the Lenders. Furthermore, each Borrower acknowledges that each determination of either Borrowing Base reflects a margin or discount below market value which may change from time to time, which is acknowledged by the Borrowers to be essential for the adequate protection of the Lenders."

              2.6 AMENDMENT OF SECTION 2.9. Section 2.9 of the Agreement is hereby amended in its entirety to read as follows:

                 "2.9     MANDATORY PREPAYMENTS.  If at any time (a) the Loan
         Balance exceeds the lesser of the Commitment Amount or the Borrowing Base then in effect, (b) the Loan Balance plus the outstanding principal balance of the Senior Notes exceeds the Borrowing Base then in effect,

         (c) the outstanding principal amount of all Tranche A Loans exceeds the lesser of the Tranche A Commitment Amount or the Tranche A Borrowing Base, or (d) the outstanding principal balance of all Tranche B Loans exceeds the lesser of the Tranche B Commitment Amount or the Tranche B Borrowing Base, the Borrowers shall, within 30 Business Days of notice from the Agent of such occurrence, prepay, or make arrangements acceptable to the Required Lenders for the prepayment of, the amount of such excess for application on the Loan Balance."

              2.7 AMENDMENT OF SECTION 2.11. Section 2.11 of the Agreement is hereby amended in its entirety to read as follows:

                 "2.11    COMMITMENT FEES.  In addition to interest on the
         Notes as provided herein, the Facility Fees and the Engineering Fees payable hereunder, and to compensate the Lenders for maintaining funds available, the Borrowers shall pay to the Agent for the Ratable Benefit of the Lenders, in immediately available funds, on the first day of July, 1995, and on the first day of each third calendar month thereafter, a fee in the amount of one-half of one percent (1/2%) per annum, calculated on the basis of a year of 360 days, but counting the actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding three-month period."

              2.8 AMENDMENT OF SECTION 2.13. Section 2.13 of the Agreement is hereby amended in its entirety to read as follows:

                 "2.13    FACILITY FEES.  In addition to interest on the Notes
         as provided herein, the Commitment Fees and the Engineering Fees payable hereunder, and to compensate the Lenders for the costs of the extension of credit hereunder, the Borrowers shall pay to the Agent for the Ratable Benefit of the Lenders, in immediately available funds, (a) on the date of the acquisition of the Quaker State Properties, a fee in the amount of $165,000, plus a fee in the amount of the three-fourths of one percent (3/4%) of the difference between $70,000,000 and the increased Commitment Amount for Tranche A Loans,
         (b) on the date of the first Tranche B Loan, a fee in the amount of $220,000, (c) on the date of each subsequent increase in the Tranche A Commitment Amount, a fee in the amount of three-fourths of one percent (3/4%) of the difference between the Tranche A Commitment Amount in effect immediately preceding the Commitment Amount increase and the new Tranche A Commitment Amount, and (d) on the date of each subsequent increase in the Tranche B Commitment Amount, a fee in the amount of three percent (3%) of the difference between the Tranche B Commitment Amount in effect immediately preceding the Commitment Amount increase and the new Tranche B Commitment Amount;

         PROVIDED, HOWEVER, in the event that the Commitment Amount should be decreased at any time and thereafter increased there shall be no fee due on the portion of such Commitment Amount increase which has previously had a fee assessed against it hereunder."


                                  ARTICLE III
                                  -----------

                                   CONDITIONS
                                   ----------

                 The obligations of the Lenders and the Agent to enter into this Amendment are subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Agent to be in form and substance satisfactory to the Lenders:

              3.1 RECEIPT OF DOCUMENTS. The Agent shall have received the following:

                 (a)      this Amendment, duly executed by each Borrower;

                 (b)      the Notes;

                 (c)      a Notice of Final Agreement; and

                 (d) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Agent may reasonably request on its own behalf or on behalf of any Lender.

              3.2 NO MATERIAL ADVERSE CHANGE. In the opinion of the Required Lenders, no material adverse change shall have occurred in the property, business, operations, conditions (financial or otherwise) or prospects of any Borrower since the date of the last Financial Statements delivered to the Lenders.

              3.3 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

              3.4 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in Article IV of the Agreement, as amended hereby, and in any other Loan Document, as each has been supplemented, if applicable, shall be true and correct in all material respects, except as affected by the transactions contemplated in the Agreement and this Amendment.

              3.5 ADDITIONAL MATTERS. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Required Lenders.

                                   ARTICLE IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                 Each of the Borrowers hereby expressly remakes, in favor of the Lenders and the Agent, all of the representations and warranties set forth in Article IV of the Agreement, as amended hereby, and in any other Loan Document, and represents and warrants that all such representations and warranties, as each has been supplemented, if applicable, remain true and unbreached in all material respects, except as affected by the transactions contemplated in the Agreement and this Amendment and except for such representations and warranties which may be limited to the date made.


                                   ARTICLE V
                                   ---------

                                  RATIFICATION
                                  ------------

                 Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and each other Loan Document to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this Amendment.


                                   ARTICLE VI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

              6.1 SCOPE OF AMENDMENT. The scope of this Amendment is expressly limited to the matters addressed herein and this Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Amendment.

              6.2 AGREEMENT AS AMENDED. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

              6.3 SUCCESSORS AND ASSIGNS; RIGHTS OF THIRD PARTIES. All covenants and agreements by each of the Borrowers in this Amendment shall be binding upon such Borrower and its legal representatives, successors, and assigns and shall inure to the benefit of the Agent and each of the Lenders and their legal representatives, successors, and assigns. All provisions of this Amendment, the Agreement, and the other Loan Documents are imposed solely and exclusively for the benefit of the Borrowers, the Agent, and the Lenders. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms, and any or all of such provisions may, subject to the provisions of Section 9.9 of the Agreement as to the rights of the Lenders, be freely waived in whole or in part by the Agent at any time if in its sole discretion it deems it advisable to do so.

              6.4 FURTHER ASSURANCES. Each of the Borrowers shall execute, acknowledge, and deliver, at any time as requested by the Agent, such other documents and instruments as the Required Lenders shall deem necessary in their sole discretion to fulfill the terms of the Agreement, as amended hereby, including, without limitation, modifications of and amendments to any of the Loan Documents.

              6.5         GOVERNING LAW.  THIS  AMENDMENT SHALL BE DEEMED TO BE
                          -------------
A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

              6.6         ENTIRE AGREEMENT; NO ORAL AGREEMENTS.  THIS
                          -------------------------------------
AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF.
FURTHERMORE IN THIS REGARD, THIS WRITTEN AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

              6.7         JURISDICTION AND VENUE.  ALL ACTIONS OR PROCEEDINGS
                          -----------------------
WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE AGENT, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWERS HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE AGENT IN ACCORDANCE WITH THIS SECTION.

              6.8         WAIVER OF RIGHTS TO JURY TRIAL AND PUNITIVE DAMAGES.
                          ----------------------------------------------------
EACH OF THE BORROWERS, THE AGENT, AND EACH OF THE LENDERS HEREBY (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO, (B) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, AND (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT.

                 Executed effective as of the 25th day of May, 1995.


                                        BORROWERS:

                                        BELDEN & BLAKE CORPORATION


                                        By: /s/ H.S. Belden IV
                                           -----------------------------------
                                        Printed Name: H.S. Belden IV
                                                     -------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------



                                        THE CANTON OIL & GAS COMPANY


                                        By: /s/ H.S. Belden IV
                                           -----------------------------------
                                        Printed Name: H.S. Belden IV
                                                     -------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------


                                        PEAKE ENERGY, INC.


                                        By: /s/ H.S. Belden IV
                                           -----------------------------------
                                        Printed Name: H.S. Belden IV
                                                     -------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------


                                        WARD LAKE DRILLING, INC.


                                        By: /s/ R.L. Clements
                                           -----------------------------------
                                        Printed Name: R.L. Clements
                                                     -------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------





                      (Signatures Continued on Next Page)

                                       AGENT AND LENDER:

                                       BANK ONE, TEXAS, NATIONAL
                                       ASSOCIATION


                                       By:  /s/ Elizabeth W. Hunter
                                          -------------------------------------
                                       Printed Name:  Elizabeth W. Hunter
                                                    ---------------------------
                                       Title:  Vice President
                                             ----------------------------------





                                       LENDER:

                                       NBD BANK


                                       By:  /s/ Joseph C. Giampetroni
                                          -------------------------------------
                                       Printed Name:  Joseph C. Giampetroni
                                                    ---------------------------
                                       Title:  Vice President
                                             ----------------------------------

                                   EXHIBIT A


                                 FORM OF NOTES

$[__________]                                                    Houston, Texas
____________, 1995

                 FOR VALUE RECEIVED, the undersigned (whether one or more, "MAKER") promise to pay to the order of [____________________________ __]
("PAYEE"), at its banking quarters in [_______], [______] County, [_____], the sum of [_____] MILLION DOLLARS ($[_________]), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Maker, Payee, and others (as amended, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), together with interest at the rate and calculated as provided in the Credit Agreement. The indebtedness evidenced by this Note, both principal and interest, is payable as provided in the Credit Agreement.

                 Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

                 This Note is issued pursuant to, is a "Note" under, and is entitled to all benefits of, the Credit Agreement; and reference is made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereon.

                 This Note is issued, in whole or in part, in renewal and extension, but not in novation or discharge, of the remaining principal balance of that certain Promissory Note dated March 29, 1995, in the original principal amount of $[__________], executed by Maker and payable to the order of Payee.

                 THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.


                                                      BELDEN & BLAKE CORPORATION


                                              By:_______________________________
                                              Printed Name:_____________________
                                              Title:____________________________

                                                    THE CANTON OIL & GAS COMPANY


                                              By:_______________________________
                                              Printed Name:_____________________
                                              Title:____________________________


                                                      PEAKE ENERGY, INC.


                                              By:_______________________________
                                              Printed Name:_____________________
                                              Title:____________________________


                                                      WARD LAKE DRILLING, INC.


                                              By:_______________________________
                                              Printed Name:_____________________
                                              Title:____________________________





                                      A-ii